UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2010

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2010, MMRGlobal, Inc. (the "Company") appointed Sunil Singhal, age 55, as the Company's Executive Vice President. Mr. Singhal commenced employment immediately upon appointment (the "Start Date"). The Company will pay Mr. Singhal an annual base of $180,000 plus bonus compensation based on scheduled reviews by the Company's compensation committee. The Board of Directors of the Company (the "Board") also granted Mr. Singhal an option to purchase 1,000,000 shares of common stock of the Company at an exercise price of $0.10 per share. The Company and Mr. Singhal have not yet entered into a formal definitive employment agreement.

A copy of the press release announcing the appointment of Mr. Singhal as the Company's new Executive Vice President is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	MMRGlobal, Inc. press release, dated December 13, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
December 14, 2010	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	MMRGlobal, Inc. press release, dated December 13, 2010.